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     As filed with the Securities and Exchange Commission on April 1, 1999.

                                                        Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         FRONTIER INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             14-1681606
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)
   195 LAKE LOUISE MARIE ROAD                                    12775-8000
      ROCK HILL, NEW YORK                                        (Zip Code)
     (Address of principal
       executive offices)

           FRONTIER INSURANCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                 HARRY W. RHULEN
                         FRONTIER INSURANCE GROUP, INC.
                           195 LAKE LOUISE MARIE ROAD
                         ROCK HILL, NEW YORK 12775-8000
                     (Name and address of agent for service)

                                 (914) 796-2100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                       PROPOSED      PROPOSED
                                        MAXIMUM      MAXIMUM
 TITLE OF SECURITIES   AMOUNT TO BE    OFFERING     AGGREGATE     AMOUNT OF
  TO BE REGISTERED      REGISTERED     PRICE PER     OFFERING    REGISTRATION
                                       SHARE(1)      PRICE(1)        FEE
-------------------------------------------------------------------------------
    Common Stock      1,000,000 shs.   $11.6875    $11,687,500      $3,249
===============================================================================

(1) Estimated solely for the purpose of calculating the registration fee based, pursuant to Rule 457(h), on the 1,000,000 shares reserved for issuance under the Employee Stock Purchase Plan and, pursuant to Rule 457(c), the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on March 29, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         *


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         *

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have heretofore been filed by Frontier Insurance Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     a. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     b. All reports and proxy statements filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares to which this Registration Statement relates have been sold or which deregisters all of the shares then remaining unsold shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective date of the filing of such document.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Members of Epstein Becker & Green, P.C., which firm has passed on the validity of the shares of Common Stock being offered pursuant to this Registration Statement, own an aggregate of 143,000 shares of Registrant's Common Stock.


                                       1


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


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article EIGHTH of the Registrant's Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, agents and employees to the fullest extent permissible under Section 145 of the Delaware General Corporation Law. The Registrant presently maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $10,000,000 for each policy year.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The following are filed as exhibits to this Registration Statement:

    Exhibit
      No.                            Description
      ---                            -----------
      4.1        -    Copy of the Registrant's Employee Stock Purchase Plan.
       5         -    Opinion of Epstein Becker & Green, P.C.
     23(a)       -    Consent of Ernst & Young LLP.
     23(b)       -    Consent of Epstein Becker & Green, P.C.
                      (included in Exhibit 5).
       24              Power of Attorney (included in signature page of this
                       Registration Statement).

ITEM 9.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions of Registrant's Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, as amended, or the provisions of the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Rock Hill, State of New York, on this 18th day of March, 1999.

                                  FRONTIER INSURANCE GROUP, INC.

                                  By:  /s/ Harry W. Rhulen
                                      -----------------------------------
                                      Harry W. Rhulen
                                      Chairman, Chief Executive Officer
                                      and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HARRY W. RHULEN and MARK H. MISHLER, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.

Signature                      Title                       Date
---------                      -----                       ----

/s/ Harry W. Rhulen            Chairman of the Board,      March 18, 1999
---------------------------    President, Chief
Harry W. Rhulen                Executive Officer and
                               Director


/s/ Mark H. Mishler            Vice President -            March 18, 1999
---------------------------    Treasurer and Chief
Mark H. Mishler                Financial Officer
                               (Principal Financial
                               and Accounting Officer)


/s/ Suzanne L. Rhulen          Executive Vice              March 18, 1999
---------------------------    President and Director
Suzanne L. Rhulen


/s/ Peter L. Rhulen            Director                    March 18, 1999
---------------------------
Peter L. Rhulen


/s/ Lawrence E. O'Brien        Director                    March 18, 1999
---------------------------
Lawrence E. O'Brien


/s/ Douglas C. Moat            Director                    March 18, 1999
---------------------------
Douglas C. Moat


/s/ Alan Gerry                 Director                    March 18, 1999
---------------------------
Alan Gerry


/s/ Paul B. Guenther           Director                     March 18, 1999
---------------------------
Paul B. Guenther

                                INDEX TO EXHIBITS

   Exhibit
     No.                            Description
     ---                            -----------
     4.1      Copy of the Registrant's Employee Stock Purchase
              Plan.
      5       Opinion of Epstein Becker & Green, P.C.
    23(a)     Consent of Ernst & Young LLP.
    23(b)     Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).
     24       Power of Attorney (included in signature page of this Registration
              Statement).



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